EXHIBIT D
Form of Notice of Withdrawal of Tender
NOTICE OF WITHDRAWAL OF TENDER
Regarding Limited Partnership Interests in
SEI STRUCTURED CREDIT FUND, LP
Tendered Pursuant to the Offer to Purchase
Dated March 29, 2011

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY THE FUND BY, 5:00 P.M., EASTERN TIME,
ON APRIL 27, 2011, UNLESS THE OFFER IS EXTENDED.

COMPLETE THIS NOTICE OF WITHDRAWAL OF TENDER AND RETURN BY MAIL OR FAX
TO:
SEI Structured Credit Fund, LP
c/o SEI Private Trust Company, Attn: STAS Team
One Freedom Valley Drive
Oaks, PA 19456
Fax: 610-676-1021
For additional information contact your account service director
YOU ARE RESPONSIBLE FOR CONFIRMING THAT SEI PRIVATE TRUST COMPANY
RECEIVES THIS NOTICE OF WITHDRAWAL OF TENDER IN A TIMELY MANNER.

Ladies and Gentlemen:
          The undersigned wishes to withdraw the tender of its limited partnership interest in SEI STRUCTURED CREDIT FUND, LP (the “Fund”), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated                     .
This tender was in the amount of:
[ ]	Entire limited partnership interest.

[ ]	Portion of limited partnership interest expressed as a specific dollar value.

$

[ ]	Portion of limited partnership interest in excess of the Required Minimum Balance.
          The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interest in the Fund (or portion of the interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.
SIGNATURE(S):

FOR INDIVIDUAL INVESTORS	FOR OTHER INVESTORS:
AND JOINT OWNERSHIP:

Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED IN SUBSCRIPTION DOCUMENTS)

Print Name of Investor	Signature
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED IN SUBSCRIPTION DOCUMENTS)

Joint Owner Signature if necessary	Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED IN SUBSCRIPTION DOCUMENTS)

Print Name of Joint Owner	Co-signatory if necessary
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED IN SUBSCRIPTION DOCUMENTS)

Print Name and Title of Co-signatory

Date: